Exhibit 16(c)(xviii)

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Project Savanna SUMMARY OF LATEST PROPOSALS AND DILIGENCE PROGRESS MARCH 24, 2024 HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Confidential Treatment Requested on 3 pages, confidential information filed separately with the SEC

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Summary of Latest Proposals (1 of 2) 2 » Price ƒ $1.80 – $2.00 per share ƒ 93.4% – 114.9% premium to closing price as of March 22 ƒ 78.4% – 98.2% premium to 30-day VWAP of $1.01 ƒ $1.40 – $1.90 per share ƒ 46% – 98% premium to closing price as of March 21 ƒ 39% – 88% premium to 3-month VWAP ƒ 37% – 86% premium to 6-month VWAP ƒ $1.95 – $2.05 per share ƒ 90% – 100% premium to trailing 180- day closing price » Financing ƒ Claritas intends to invest $100M of equity in the transaction, including by rolling Claritas’ current equity and funding additional equity in cash ƒ Will finance the remainder of the transaction with either a combination of equity and debt or solely with equity, including a potential for a rollover from existing stockholders ‒ Equity funding will come in part or whole from Altaris Capital Partners or ‒ , and other investors are interested in a sizeable minority stake ƒ May fund a portion of the transaction with up to $200M of debt ‒ Have a proposal for a $150M first lien term loan from ‒ Seeking an additional $50M mezzanine debt through one of ƒ No financing conditionality expected ƒ Expect to fund the proposed transaction through a combination of equity from funds and third-party debt financing ƒ Proposed transaction will not be subject to any financing contingency ‒ funds to provide “equity backstop” for the full purchase price (less balance sheet cash) ƒ No new financing required to complete the transaction Claritas Capital (3/22/2024) (3/22/2024) Source: Proposal letters from Claritas Capital, , and ; discussions with Savanna management. (2/2/2024) *Confidential treatment requested

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY 3 » Assumptions ƒ Fully diluted share count in line with capitalization information set forth on the schedule of outstanding equity interests made available in the virtual data room and is subject to alignment with Savanna and its counsel on appropriate treatment of Savanna’s outstanding warrants, escrowed earnout shares and Series A Preferred Shares ƒ Savanna will not pay a dividend to shareholders prior to transaction closing ƒ Fully diluted share count (shares converting to common stock in a transaction) of 376,322,754 – 391,096,075 ƒ The cost to mandatorily redeem the Series A Preferred Stock will be $50M ƒ No shares of common stock will be issuable as of or prior to the closing of the transaction pursuant to warrants, earn-outs or other contractual agreements with milestones, contingent equity or the Series A Preferred Stock, and all such instruments will be cancelled with no ongoing obligations (either in the form of equity or cash) as of the closing of the transaction (other than $50M cost to redeem the Series A Preferred Stock) ƒ Fully diluted share count (shares converting to common stock in a transaction) in the range of 395M, plus or minus 1% or 2% ƒ Elevance redemption rights on a change of control settled without cash or share dilution beyond the 5M common units that have been issued » Due Diligence, Timing and Approvals ƒ Proposal is contingent upon satisfactory completion of due diligence ƒ Execution of definitive agreement subject to final approval of the investment committee, expected to be obtained upon completion of due diligence and negotiation of definitive agreement ƒ Expect to be in a position to secure financing, complete diligence, and negotiate a definitive agreement within 4-5 weeks from the date of this Proposal ƒ Entering into definitive agreements remains subject to completion of due diligence and receipt of final internal investment committee approval ƒ Confident that the parties will be able to finalize transaction terms efficiently and be ready to sign definitive documents no later than 4 weeks after being granted the access needed ƒ Assuming imminent access to data room and management, able to complete due diligence and sign a definitive agreement expeditiously; would work in good faith to do so in advance of Savanna’s next earnings announcement date ƒ Board is highly supportive of the acquisition and this letter; required approvals not addressed Claritas Capital (3/22/2024) (3/22/2024) (2/2/2024) Summary of Latest Proposals (2 of 2) Source: Proposal letters from Claritas Capital, , and ; discussions with Savanna management. *Confidential treatment requested

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY 4 Claritas Capital Proposal Dated 3/22/2024 Illustrative Sources and Uses Source: Proposal letter from Claritas Capital

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Summary of Buyer Due Diligence Progress 5 Initial VDR Access 1/18 2/6 3/4 Due Diligence Meetings ƒ 12/19: 2-hour initial management presentation ƒ 1/26: 3-hour DD session covering historical and projected financials, cost savings, and top customers ƒ 1/30: 1-hour financial DD session ƒ 1/31: 30-minute Provider / CareLinx DD session ƒ 3/14: 1-hour Grant Thornton financial DD call ƒ 3/21: 30-minute call on priority outstanding DD on cost take-outs and unallocated corporate expenses ƒ 3/21: 30-minute Grant Thornton tax DD call ƒ 12/20: 3-hour initial mgmt presentation / product demo ƒ 2/7: 1.5-hour DD session covering top clients by segment, Provider / Life Sciences, and cap table ƒ 2/16: 2-hour DD session covering follow-ups from prior session (top clients product breakout, 23E-24E revenue bridge, Enterprise pipeline, etc.) ƒ 2/23: 1.5-hour DD session covering pipeline and account management ƒ 3/1: 1-hour DD session ƒ 3/18: 1-hour DD session covering contract and Elevance redemption rights ƒ Pre-3/18: Introductory discussions with management ƒ 3/18: 1-hour Life Sciences DD session ƒ 3/20: 2-hour Provider and CareLinx DD session Key VDR Documents and Other Information Provided ƒ 1/18: Enterprise, Provider and Life Sciences Data Cubes; Provider Channel Overview; Life Sciences Channel Overview; 21-23 Historical Quarterly P&L ƒ 1/21: Payroll Register ƒ 1/25: Sharecare Overview / MP; Sharecare Product & Platform Overview ƒ 1/26: Cap Table / Share Calculator ƒ 1/29: Channel Level Financial Illustration ƒ 1/30: Model Assumptions (consolidated company and segment revenues, including key assumptions / KPIs); 2023E Tax NOL Summary ƒ 1/31: CareLinx Executive Summary ƒ 2/27: Presentation covering financials, customer case studies, KPIs, and retention, each by segment ƒ 2/29: Project Impact Forecast Databook providing detail on Adj. EBITDA by segment, YoY bridges, annual cost take-outs, reported to adjusted IS, and financials, and balance sheet ƒ 3/6-3/8: Key Customer Contracts by Segment ƒ 3/14: 382 Study and supporting workbooks; Enterprise Data Cube including 23E and 24E forecasts ƒ 3/16: Monthly add-backs detail; Enterprise + Corporate OpEx detail ƒ 2/6: Cap Table / Share Calculator, Subcontract Agreement, Provider Channel PF Financials + Redacted Provider IOI, Anthem Master Agreement & Side Letter, Employee Leasing Agreement, SaaS Agreement ƒ 2/27: Provider Revenue Summary; Employee Org Chart + W2 Summary Headcount & Annual Expense ƒ 2/28: Life Sciences Follow-Up Materials ƒ 2/29: Enterprise Revenue Cube & Summary ƒ 3/4: 02-23-2024 Discussion deck related to pipeline and account management review ƒ 3/6: Corporate Org. Structure, Litigation Schedule, Acquisition Agreements ƒ 3/13: Adjusted Financial Workbook (similar to Forecast Databook provided to Claritas but excluding Doc.ai); Enterprise Gross Margin GAAP 2022-2024; Home Health 2023 Summary P&L ƒ 3/14: 382 Study and supporting workbooks ƒ 3/17: Agreements ƒ 3/4: Received access to all information provided to Claritas in VDR ƒ 3/20: Provider and CareLinx presentation decks Claritas Capital *Confidential treatment requested